Exhibit l.1

1095 Avenue of the Americas New York, NY 10036-6797 +1 212 698 3500 Main +1 212 698 3599 Fax www.dechert.com

June 3, 2016

Hercules Capital, Inc.

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Re:	Post-Effective Amendment No. 5 to Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as counsel to Hercules Capital, Inc., a Maryland corporation (the “Company”), in connection with the preparation and filing of Post-Effective Amendment No. 5 to Registration Statement on Form N-2 (as amended, the “Registration Statement”), filed on the date hereof with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to possible offerings from time to time of up to an aggregate of $500,000,000 of the following securities of the Company: (1) shares of common stock, par value $0.001 per share, of the Company (“Common Stock”); (2) shares of preferred stock, par value $0.001 per share, of the Company (“Preferred Stock”); (3) warrants of the Company to purchase Common Stock, Preferred Stock or Debt Securities (“Warrants”); (4) rights to purchase Common Stock (“Subscription Rights”); and (5) debt securities (“Debt Securities”). The Common Stock, Preferred Stock, Warrants, Subscription Rights and Debt Securities are collectively referred to herein as the “Securities.”

The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to the prospectus included in the Registration Statement (each, a “Prospectus Supplement”). This opinion letter is being furnished to the Company in accordance with the requirements of Item 25 of Form N-2 under the Investment Company Act of 1940, as amended, and we express no opinion herein as to any matter other than as to the legality of the Securities.

In rendering the opinions expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below, including the following documents:

(i) the Registration Statement;

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(ii) the Articles of Amendment and Restatement of the Company (the “Charter,” including Amendment 1, Amendment 2, Amendment 3 and Amendment 4) dated as of June 8, 2005;

(iii) the Articles of Amendment of the Company dated as of March 8, 2007 (“Amendment 1”);

(iv) the Articles of Amendment of the Company dated as of April 6, 2011 (“Amendment 2”);

(v) the Articles of Amendment of the Company dated as of April 6, 2015 (“Amendment 3”);

(vi) the Articles of Amendment of the Company dated as of February 23, 2016 (“Amendment 4”);

(vii) Amended and Restated Bylaws of the Company dated as of February 25, 2016 (the “Bylaws”);

(viii) a certificate of good standing with respect to the Company issued by the State Department of Assessments and Taxation of the State of Maryland (“SDAT”) as of June 2, 2016;

(ix) the resolutions of the board of directors of the Company (the “Board of Directors”), relating to, among other things, the authorization and approval of the preparation and filing of the Registration Statement; and

(x) such other documents and matters as we have deemed necessary or appropriate to express the opinions set forth below, subject to the assumptions, limitations and qualifications stated herein.

As to the facts upon which the opinions are based, we have relied upon certificates of public officials and certificates and written statements of agents, officers, directors and representatives of the Company without having independently verified such factual matters.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, the conformity to original documents of all documents submitted to us as copies, the legal capacity of natural persons who are signatories to the documents examined by us and the legal power and authority of all persons signing on behalf of the parties to such documents.

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On the basis of the foregoing and subject to the assumptions, qualifications and limitations set forth in this letter, we are of the opinion that:

1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. Upon the completion of all Corporate Proceedings (as defined herein) relating to the Common Stock, the issuance of the Common Stock will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Corporate Proceedings, the Common Stock will be validly issued, fully paid and nonassessable.

3. Upon the completion of all Corporate Proceedings and filing of the articles supplementary with the SDAT relating to the Preferred Stock, the issuance of the Preferred Stock will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Corporate Proceedings, the Preferred Stock will be validly issued, fully paid and nonassessable.

4. Upon the completion of all Corporate Proceedings relating to the Warrants, the issuance of the Warrants will be duly authorized. The Warrants, when (a) duly authorized, executed, authenticated, issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement and the provisions of an applicable, valid, binding and enforceable warrant agreement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may lawfully determine, will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

5. Upon the completion of all the Corporate Proceedings relating to the Subscription Rights, the issuance of the Subscription Rights will be duly authorized. The Subscription Rights, when duly authorized and issued in accordance with the Registration Statement and applicable Prospectus Supplement and the provisions of an applicable subscription certificate and any applicable and valid, binding and enforceable subscription agreement, will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

6. Upon the completion of all Corporate Proceedings relating to the Debt Securities, the issuance of the Debt Securities will be duly authorized. The Debt Securities, when (a) duly authorized, executed by the Company and authenticated by the trustee in accordance with the provisions of an applicable valid, binding and enforceable indenture and (x) issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement or (y) upon

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exercise of Warrants as contemplated by the Registration Statement and applicable Prospectus Supplement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may lawfully determine, will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or before the time of the delivery of any Securities offered pursuant to the Registration Statement and/or appropriate Prospectus Supplement:

(i) At the time of issuance of any of the Securities, the Company will be a validly existing corporation in good standing under the laws of the State of Maryland.

(ii) The Board of Directors, including any appropriate committee appointed thereby, and/or appropriate officers of the Company shall have duly (x) established the terms of the Securities and (y) authorized and taken any other necessary corporate or other action to approve the creation, if applicable, issuance and sale of the Securities and related matters (such approval referred to herein as the “Corporate Proceedings”).

(iii) Upon the issuance of any Securities that are Common Stock, including Common Stock that may be issued upon the conversion or exercise of any other Securities convertible into or exercisable into Common Stock, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

(iv) Articles supplementary classifying and designating the number of shares and the terms of any class or series of Preferred Stock to be issued by the Company, and otherwise complying with the Maryland General Corporation Law, will be filed with and accepted for record by the SDAT prior to the issuance of such Preferred Stock.

(v) Upon the issuance of any Securities that are Preferred Stock, including Preferred Stock which may be issued upon the conversion or exercise of any other Securities convertible into or exercisable for Preferred Stock, the total number of shares of Preferred Stock issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Stock designated pursuant to the Charter, will not exceed the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under the Charter.

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(vi) The aggregate purchase price paid for any Securities, when aggregated with the purchase price paid for other Securities theretofore issued, will not exceed $500,000,000.

(vii) At the time of the issue of the Securities, such securities will not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument then-binding upon the Company, and such securities will comply with all requirements and restrictions, if any, applicable to the Company, imposed by any court or governmental or regulatory body having jurisdiction over the Company.

(viii) The resolutions establishing the definitive terms of and authorizing the Company to register, offer, sell and issue the Securities shall remain in effect and unchanged at all times during which the Securities are offered, sold or issued by the Company.

(ix) The interest rate on the Debt Securities shall not be higher than the maximum lawful rate permitted from time to time under applicable law.

(x) The definitive terms of each class and series of the Securities not presently provided for in the Registration Statement or the Charter, and the terms of the issuance and sale of the Securities (x) shall have been duly established in accordance with all applicable laws and the Charter and Bylaws, any indenture, underwriting agreement, warrant agreement and subscription agreement, as applicable, and any other relevant agreement relating to the terms and the offer and sale of the Securities (collectively, the “Documents”) and the authorizing resolutions of the Board of Directors, and reflected in appropriate documentation reviewed by us, and (y) shall not violate any applicable law or the Documents (subject to the further assumption that such Documents have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), or result in a default under or breach of (nor constitute any event which with notice, lapse of time or both would constitute a default under or result in any breach of) any agreement or instrument binding upon the Company and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over the Company.

(xi) The Securities (including any Securities issuable upon exercise, conversion or exchange of other Securities), and any certificates representing the relevant Securities (including any Securities issuable upon exercise, conversion or exchange of other Securities), have been duly authenticated, executed, countersigned, registered and delivered upon payment of the agreed-upon legal consideration therefor and have been duly issued and sold in accordance with any relevant agreement and, if applicable, duly authorized, executed and delivered by the Company and any other appropriate party.

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(xii) Each indenture, warrant agreement and subscription agreement, as applicable, and any other relevant agreement has been duly authorized, executed and delivered by, and will constitute a valid and binding obligation of, each party thereto (other than the Company).

(xiii) The Registration Statement (including all necessary post-effective amendments after the date hereof), and any additional registration statement filed under Rule 462, shall be effective under the Securities Act, and such effectiveness shall not have been terminated or rescinded.

(xiv) An appropriate Prospectus Supplement shall have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder describing the Securities offered thereby.

(xv) The Securities shall be issued and sold in compliance with all U.S. federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable Prospectus Supplement and there shall not have occurred any change in law affecting the validity of the opinions rendered herein.

(xvi) If the Securities will be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Securities in the form filed as an exhibit to the Registration Statement or any post-effective amendment thereto, or incorporated by reference therein, has been duly authorized, executed and delivered by the Company and the other parties thereto.

(xvii) When entered into, any indenture governing the Debt Securities shall be duly qualified under the Trust Indenture Act of 1939, as amended.

(xviii) In the case of an agreement or instrument pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein.

The opinions set forth herein as to enforceability of obligations of the Company are subject to: (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereinafter in effect affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and the discretion of the court or other body before which any proceeding may be brought; (ii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iii) provisions of law which may require that a judgment for money damages rendered by a court in the United

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States be expressed only in U.S. dollars; (iv) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars (or a judgment denominated other than in U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; and (v) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

We express no opinion as to the validity, legally binding effect or enforceability of any provision in any agreement or instrument that (i) requires or relates to payment of any interest at a rate or in an amount which a court may determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture or (ii) relates to governing law and submission by the parties to the jurisdiction of one or more particular courts.

The opinions expressed herein are limited to the laws of the State of Maryland.

This opinion letter has been prepared for your use solely in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement. We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) with respect to the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dechert LLP